EXHIBIT 9(i)



    FORM OF NOTICE TO TRANSFER AGENCY AND REGISTRAR AGREEMENT




First Data Investor Services Group, Inc.
One Exchange Place
Boston, Massachusetts, 02109

Gentlemen:

      Reference is made to the Transfer Agency and Registrar Agreement between us dated as of August 8, 1994 (the "Agreement").

      Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of the St.
Clair Funds, Inc., the St. Clair Liquiditiy Plus Money Market
Fund (the "New Portfolio").

      We request that you act as Transfer Agent under the Agreement with respect to the New Portfolio.

      If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                          Very truly yours,


                                          St. Clair Funds, Inc.

                                          By:


                                          Accepted:

                                          First Data Investor
Services Group, Inc.

Date:                                     By: